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                          EXHIBIT 21



                                                    State of
   Subsidiary                                     Incorporation
   ------------------                         -------------------

   JWGenesis Financial Services, Inc.               Florida
   JWGenesis Securities, Inc.                       Florida
   JWGenesis Insurance Services, Inc.               Florida
   JWGenesis Capital Markets, Inc.                  Florida
   JWGenesis Financial, Inc.                        Florida
   JWGenesis Financial Group, Inc.                  Florida
   DMG Securities, Inc.                             Florida